Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan of Gritstone Oncology, Inc. of our report dated March 11, 2021, with respect to the consolidated financial statements of Gritstone Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 11, 2021